UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 15, 2017

FUDA GROUP (USA) CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number:  333-208078

Delaware	47-2031462
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

48 Wall Street, 11th Floor, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

(646) 751-7488

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A-2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2017, the Board of Directors (the “Board”) of FUDA Group (USA) Corporation (the “Company”) increased the size of the Board to seven directors and elected the following members to the Board to fill the newly created directorships, effective immediately:

Robert Rash

Lynn Lee

Xiaolin Li

Kai Yang

Haibin Ma

Bryan Lee

Xiaolin Li, Kai Yang, Haibin Ma, and Bryan Lee each satisfy the definition of “independent director” under the listing standards of The NASDAQ Stock Market LLC. The new directors will serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

In addition, on February 15, 2017, the Board established the following committees and assigned directors to the committees as follows:

NAME OF THE COMMITTEE	MEMBERS
AUDIT COMMITTEE	1. Bryan LEE – Chair of the Audit Committee; Independent Director 2. Kai YANG – Independent Director 3. Haibin MA – Independent Director
NOMINATIONS COMMITTEE	1. Kai YANG – Chair of the Nominations Committee; Independent Director 2. Xiaolin LI – Independent Director 3. Haibin MA – Independent Director
COMPENSATION COMMITTEE	1. Xiaolin LI - Chair of the Compensation Committee; Independent Director 2. Kai YANG – Independent Director

No family relationships exist between any of the Company’s directors and executive officers. There are no arrangements between any new director and any other person pursuant to which any director was nominated as a director, nor are there any transactions to which the Company is or was a participant and in which any director has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 15, 2017, the Board approved and adopted amended and restated By-Laws, effective immediately. The amended and restated By-Laws amend Section 2.2 of Article II to increase the maximum size of the Board from five to seven directors. The amended and restated By-Laws are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No. 3.1 Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 15, 2017	/s/ Xiaobin Wu
Xiaobin WU
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws